EXHIBIT 10.2

SPLASH BEVERAGE GROUP, INC.

9% convertible Promissory Note

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF CONSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECUTIRIES.

Principal Amount: $________ U.S. Dollars Issuance Date: August __, 2024	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Splash Beverage Group, Inc., a Nevada corporation (the “Company”) hereby promises to pay to the order of _________________________________ (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below) or earlier in accordance with the terms hereof, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until this convertible promissory note has been paid in full. This convertible promissory note, including all promissory notes issued in exchange, transfer or replacement hereof, is referred to as this “Note”. This Note is one of a series of identical notes (the “Other Notes”) issued under that certain Securities Purchase Agreement dated as of August __, 2024.

1.            PAYMENTS OF PRINCIPAL. Subject to the conversion of the Note as described in Section 5, the Principal Amount and accrued Interest outstanding hereunder shall be payable to the Holder in full on the Maturity Date. If the first day of a month is not a Business Day, the Company shall make the payment for the corresponding Principal Amount and Interest on the following day that is a Business Day.

2.            INTEREST; INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note at the rate of Nine (9%) per annum (the “Interest Rate”). Interest shall be calculated from and include the Issuance Date and shall be calculated on an actual/365-day basis. [Accrued Interest shall be paid semi-annually, on January 1 and July 1 of each year until Maturity.][Interest shall accrue and be paid upon the earlier of conversion of this Note or the Maturity Date.]

3.              DEFAULT.

(a)            Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)            the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note, in which case only if such failure remains uncured for a period of at least ten (10) days from the date when a written notice from the Holder regarding the failure to pay Interest and/or Principal is given by the Holder of the Note, provided however, after Holder has delivered three notices of failure to pay, any subsequent failure to pay shall constitute an immediate Event of Default with or without notice;

(ii)           bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted against the Company by a third party, and shall not be dismissed within thirty (30) days of their initiation;

(iii)         the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their properties, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; or

(iv)          the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days; or

(v)           the occurrence of an Event of Default under any other indebtedness of the Company is excess of $750,000, which default is not cured within 30 days after occurrence; or

(vi)          the occurrence of an event of default under any Other Note, which Event of Default is not cured within 30 days after occurrence; or

(vii)         a final judgment or judgments for the payment of money aggregating in excess of $750,000 are rendered against the Company which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal; or

(viii)        any other default under the terms of this Note or the Securities Purchase Agreement.

(b)          Notice of an Event of Default. As soon as possible and in any event within seven (7) days after the Company becomes aware that an Event of Default as set forth in Section 3(a)(ii)-(viii) has occurred and has not been cured, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

(c)          Default Interest Rate. Upon the occurrence of an Event of Default, the unpaid portion of the Principal Amount will bear simple interest from the date of the Event of Default at a rate equal to twelve percent (12.00%) per annum, for the duration from such Event of Default till the cure of such Default or the repayment date of the entire outstanding balance of this Note.

4.            NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not by amendment of its Articles of Incorporation (as amended), or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5.            PREPAYMENT; CONVERSION.

(a)          Voluntary Prepayment. The Company may prepay the outstanding Principal and accrued but unpaid Interest of this Note at any time, in whole or in part, without penalty or premium. The Company shall give the Holder hereof at least 30 days’ written notice of its intent to prepay and the proposed date of prepayment (the “Prepayment Date”). The proposed prepayment shall be proportionate with simultaneous prepayments on the Other Notes, unless Holder shall consent otherwise.

(b)          Conversion. At any time during the Conversion Period as defined below, the Holder may convert the unpaid and outstanding Principal plus any accrued and unpaid Interest into shares of the Company’s common stock (the “Common Stock”) at a conversion price (the “Conversion Price”) of $0.35 per share, subject to certain adjustments as set forth in Section 5(d). The Conversion Period shall commence on the Issuance Date and end on the Maturity Date or the Prepayment Date of this Note.

In any trading day, the Holder will not sell more than the total of 10% of the daily trading volume on NYSE American of the shares issuable upon conversion of this Note and the shares issuable upon exercise of the Warrant issued in connection with this Note.

Notwithstanding anything herein to the contrary, on the Prepayment Date (if any), and on the Maturity Date, the Principal and Interest and any other amounts due on this Note shall automatically convert unless at least one Business Date prior to such date, the Holder has indicated in writing that the Note shall not automatically Convert (the “Automatic Conversion”).

(c)            Mechanics of Conversion.

(i).             Shares Issuable Upon Conversion. The number of shares issuable upon a conversion (the “Conversion Shares”) pursuant to Section 5(b) hereunder shall be determined by dividing (x) the outstanding Principal amount of this Note and accrued but unpaid Interest thereon, and other amounts due hereunder to be converted by (y) the Conversion Price.

(ii.)             Delivery of Conversion Shares Upon Conversion. Not later than seven (7) Business Days (the “Share Delivery Date”) after receiving a conversion notice substantially in a form attached herein as Exhibit 1,or upon Automatic Conversion, the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares or a report of the Company’s transfer agent reflecting the issuance to the Holder of Conversion Shares being acquired upon the conversion of this Note, in whole or in part.

(iii.)            Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Conversion Price, or round up to the next whole share.

(d)           Certain Adjustments.

 (i.)             Stock Splits. If the Company, at any time while this Note is outstanding: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iii) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(d) shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

6.            COVENANTS. Until no Principal or accrued but unpaid Interest remains outstanding:

(a)	Preservation of Existence. The Company shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by the Company or in which the transaction of its business makes such qualification necessary.

(b)	Available Shares. The Company shall take all actions which may be necessary to ensure that its authorized common capital stock is sufficient to satisfy the Conversion of this Note and the exercise of the accompanying Warrant.

(c)	Public Filings. The Company shall use its best efforts to maintain its periodic filings required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and keep its Common Stock quoted or tradable on the NYSE American Markets or another United States stock exchange or market.

7.            BENEFICIAL OWNERSHIP. In the event that the Holder’s Beneficial Ownership (as defined below) of the Company’s Common Stock reaches 5.00% or more, as a result of the Conversion or otherwise, the Holder has agreed to coordinate with the Company to file certain disclosure documents as required by Section 13(d) of the 1934 Securities Exchange Act, as amended. For purposes of this Section 7, the Holder’s Beneficial Ownership shall mean the number of shares of Common Stock beneficially owned by the Holder and its Affiliates, as defined and calculated in accordance with Section 13(d) of the 1934 Securities Exchange Act and the rules and regulations promulgated thereunder.

8.           AMENDMENTS. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holder.

9.            RESTRICTIONS ON TRANSFER. This Note may not be offered, sold, assigned or transferred by the Holder without the explicit written consent of the Company, which may be granted or withheld at the sole discretion of the Company, and without compliance with the Securities Act of 1933, as amended, or the availability of an exemption from such compliance.

10.          REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred with the Company’s approval as provided in Section 9, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 10(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 10(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, each acknowledge and agree that, by reason of prepayment or conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 10(d)) representing the outstanding Principal.

(c)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(a), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, from the Issuance Date.

11.          REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.

12.          LEGEND. The Holder understands and agrees that the Conversion Shares upon issuance shall be restricted and, if represented by a certificate(s), shall bear substantially the following legend until (i) such Conversion Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel acceptable to the Company, such Conversion Shares may be sold in reliance on an available exemption without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

13.          CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

14.          FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.          NOTICES; CURRENCY; PAYMENTS.

(a)          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:                Splash Beverage Group, Inc.

                                            1314 East Las Olas Blvd., Suite 221

 Fort Lauderdale, Florida 33316

 Attn: Robert Nistico

With another copy (which shall not constitute Notice) to:
                                                           Sichenzia Ross Ference LLP

 1185 Avenue of the Americas, 31st Floor

 New York, NY 10036

 Facsimile: 212-930-9725

 Attn: Darrin M. Ocasio

To Holder:At the address set forth on the Inventor Counterpart signature Page of the Securities Purchase Agreement

With another copy (which shall not constitute Notice) to:
                                                            Boylan Code LLP

                                             145 Culver Road, Suite 100

                                              Rochester, NY 14620

                                             Attn: Alan S. Lockwood

                                             alockwood@boylancode.com

(b)          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c)           Payments. The Company will make all payments of Principal and Interest under this Note by wire transfer of immediately available funds to the bank account specified by the Holder in written notice delivered to the Company on or before each Repayment Date.

16.          CANCELLATION. After all Principal, accrued Interest, and other amounts at any time owed on this Note have been paid in full or converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

17.          WAIVER OF JURY TRIAL. Each party hereby waives its right to a jury trial in connection with any suit, action or proceeding in connection with any matter relating to this Note.

18.          GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

19.          VOTING RIGHTS. The Holder hereof shall have no voting rights as a holder of this Note, except as required by law (including, without limitation, Chapter 78 of the Nevada Revised Statute) and as expressly provided in this Note.

20.          MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

21.          CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)	“Maturity Date” shall mean September 1, 2029.

(d)	“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

(e)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(f)	“Trading Day” means a day on which the principal Trading Market is open for trading.

(g)	“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; any level of the OTC Markets operated by OTC Markets Group, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

(h)	“Transaction Documents” means, collectively, this Note, the Securities Purchase Agreement, the Warrant, and the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated by the SPA, as may be amended from time to time.

[signature page follows]

[SIGNATURE PAGE TO THE CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

COMPANY:
Splash Beverage Group, Inc.
A Nevada Corporation

By
Name:	Robert Nistico
Title:	CEO

HOLDER:

By
Name:

EXHIBIT 1

Form of Conversion Notice

Splash Beverage Group, Inc.

1314 East Las Olas Blvd., Suite 221

Fort Lauderdale, Florida 33316

Attn: Chief Financial Officer

The undersigned hereby elects to convert certain outstanding amount as set forth below of the 9% Convertible Promissory Note of Splash Beverage Group, Inc., a Nevada corporation (the “Company”), issuance date July __, 2024, into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Principal Amount of Note to be Converted: $_____

The Amount of Interest of the Note to be Converted: $____

Conversion Price per Share: $_____

Number of Shares of Common Stock to be Issued upon Conversion: ________

Signature: ____________________________

Name (Print): _________________________

Mailing Address: ______________________

                                ______________________

Phone number: ________________________

Email: _______________________________

Date: ________________________________